UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2018 (April 27, 2018)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, Newtek Business Services Corp. (the “Company”) entered into employment agreements, effective as of April 1, 2018, with each of Barry Sloane, Chief Executive Officer and President; Jennifer C. Eddelson, Chief Accounting Officer and Executive Vice President; and Michael A. Schwartz, Chief Legal Officer and Chief Compliance Officer (collectively, the “Employment Agreements”). Generally, under the Employment Agreements, Messrs. Sloane and Schwartz, and Ms. Eddelson (the “Officers”), are entitled to a set annual base compensation, and cash bonuses pursuant to the Company’s Annual Cash Bonus Plan. In addition, the Officers are entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and vacation and sick leave. The Employment Agreements also provide for severance payments in the case of an Officer being terminated without just cause, as defined therein, an Officer resigning with good reason, as defined therein, a change of control, as defined therein, or a non-renewal of the Officer’s respective Employment Agreement. Under the Employment Agreements, during the term of their employment, the Officers agree to devote substantially all of their business time to the Company and to not engage in any business or activity contrary to the business or affairs of the Company. The Company agrees to indemnify the Officers for any and all loss, expenses, or liability that he or she may incur as a result of his or her services for the Company.

Pursuant to the foregoing, the following amounts represent the Officers’ annual base compensation as of April 1, 2018:

Officer	Base Salary
Barry Sloane	$700,000
Jennifer C. Eddelson	$335,000
Michael A. Schwartz	$335,000

Cash bonuses are based on performance and will be determined during the term of the Employment Agreements and therefore cannot be disclosed as this time.

The foregoing description of the terms of the Employment Agreements is qualified in its entirety by the terms of the Employment Agreements, which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between Newtek Business Services Corp. and Barry Sloane dated as of April 1, 2018.
10.2	Employment Agreement by and between Newtek Business Services Corp. and Jennifer C. Eddelson dated as of April 1, 2018.
10.3	Employment Agreement by and between Newtek Business Services Corp. and Michael A. Schwartz dated as of April 1, 2018.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: April 30, 2018	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board, Chief Executive Officer and President